UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 29, 2005

PMA Capital Corporation
________________________________
(Exact name of Registrant as specified in its charter)

Pennsylvania	000-22761	22-2217932
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 665-5046

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 29, 2005, Pennsylvania Manufacturers’ Association Insurance Company (“PMAIC”), a wholly owned subsidiary of PMA Capital Corporation (the “Registrant”) issued and sold $10 million aggregate principal amount of Floating Rate Surplus Notes due 2035 (the “Surplus Notes”). The Surplus Notes bear interest at the annual rate of LIBOR plus 4.5% and are unsecured and subordinate to all other claims and indebtedness of PMAIC. The Surplus Notes may be redeemed by PMAIC in whole or in part on or after November 2, 2010. The Surplus Notes were issued in a transaction exempt from registration under the Securities Act of 1933, as amended. PMAIC is using the proceeds received in the sale of the Surplus Notes to purchase in the open market the Registrant’s 6.50% Senior Secured Convertible Debentures due 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PMA Capital Corporation

October 5, 2005	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief
Financial Officer